SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act


                             October 10, 2005
                             ----------------
                              Date of Report
                    (Date of earliest event reported)


                            BIRCH FINANCIAL, INC.
                            ---------------------
           (Exact name of registrant as specified in its charter)



    Nevada                       000-50145                      91-2077659
    ------                       ---------                      ----------
(State or other           (Commission File Number)            (IRS Employer
jurisdiction of                                            Identification No.)
incorporation)


                      17029 Chatsworth Street, Suite 100
                       Granada Hills, California 91344
                       -------------------------------
                   (Address of Principal Executive Offices)

                               (818) 832-9664
                               --------------
                       (Registrant's Telephone Number)

                                    N/A
                                    ---
        (Former Name or Former Address if changed Since Last Report)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act
         (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 1.01  Entry into a Material Definitive Agreement.
                -------------------------------------------

     On October 10, 2005, Birch Financial, Inc., a Nevada corporation (the "Company"); Landscape Contractors Insurance Services, Inc., a California corporation ("LCIS"); and LCIS' wholly-owned subsidiary, LCIS Acquisition Corp., a Nevada corporation (the "Merger Subsidiary"), entered into an Agreement and Plan of Merger under which the Merger Subsidiary is to be merged with and into the Company, with the Company being the surviving corporation (the "Plan"). Upon the completion of the merger contemplated by the Plan, the Company will become a wholly-owned subsidiary of LCIS, and each of the Company's stockholders will receive 7.32 shares of LCIS common stock in exchange for each share of the Company's common stock.

     The Plan has been authorized by the Boards of Directors of the Company and LCIS and by Golden Oak Cooperative Association, a California corporation that is the owner of approximately 52% of the Company's issued and outstanding shares of common stock ("Golden Oak"). On October 11, 2005, the Company filed with the Securities and Exchange Commission a preliminary information statement on Schedule 14C, disclosing the terms of the merger. The merger is scheduled to close 21 days after the date of mailing of a definitive information statement to the Company's stockholders.

     Golden Oak and the Company's Board of Directors have also authorized a reverse split of the Company's outstanding shares of common stock on a 100,001-for-one basis, such that stockholders owning less than 100,001 shares of common stock will have their shares canceled and converted into the right to receive consideration of $0.27 per share. The merger is to be completed immediately after the completion of the reverse stock split, which is also fully discussed in the Company's preliminary information statement.

     The purpose of the merger and the reverse stock split are to allow Birch to terminate the registration of its common stock under the Securities Exchange Act of 1934, as amended, and to become a "private company." The Company's Board of Directors believes that going private will save the Company the expenses of complying with the provisions of applicable federal securities laws, rules and regulations, which are estimated at approximately $72,000 annually. It will also permit the holders of less than 100,001 shares of the Company's common stock to receive a premium for their shares relative to the historical market price of the common stock.

     Item 5.01  Changes in Control of the Company.
                ----------------------------------

     See Item 1.01 of this Report.

     Following the completion of the merger, the Company will become a wholly-owned subsidiary of LCIS, but the Company's directors and executive officers will remain in the positions in which they currently serve.

      Item 9.01 Financial Statements and Exhibits.
                ----------------------------------

     (c)  Exhibits.
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          Description of Exhibit.              Exhibit No.
          -----------------------              -----------

          Agreement and Plan of Merger         10

                                     SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

                                         BIRCH FINANCIAL, INC., a Nevada
                                         corporation


                                          /s/ Nelson L. Colvin
                                         ---------------------
                                         Nelson L. Colvin, President